                                                                   Exhibit 10.30

                                 SECOND ADDENDUM


         This Second Addendum amends that certain Employment Agreement dated June 5, 1998 by and between JOSHUA GINDIN and NCO FINANCIAL SYSTEMS, INC., a Pennsylvania corporation (the "Agreement"),as amended effective January 1, 1999 and this Addendum shall be effective as of July 1, 2003 (the "Effective Date").

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. "The Term of the Agreement shall be extended for a period of three (3) years, terminating on June 30, 2006, subject to any early termination provisions set forth in the Agreement."

2. Paragraph B of Exhibit "A" of the Agreement is amended by deleting the text of such paragraph in its entirety and replacing it with the following:

         Annual Bonus: In addition to the Base Salary, so long as Employee satisfies the duties and obligations of his employment, including meeting individual annual goals and objectives and Company's overall performance, Employee shall be entitled to receive an Annual Bonus determined in a fair and equitable method consistent among similarly situated executive officers of the Company. Employee's Annual Bonus shall be in an amount up to seventy five percent (75%) of the Base Salary. The bonus shall be paid out of a bonus pool of funds established by the Company's compensation committee based on the Company's economic performance and other extenuating circumstances, if any, together with input from the Chief Executive Officer of the Company. The bonus pool shall be calculated as follows:


          Results/Plan               Incentive as a Percent of Target
          ------------               --------------------------------
                                                     0
          Less than 90%
          90%                                       20%
          91% to 100%                   +8% for each point above 90
          100%                                     100%
          100% to 120%              +5% for each point from 100 to 120
          120% and above                           200%

3. In the event any term or condition of this Addendum is inconsistent with any term or condition of the Agreement, the terms of this Addendum will control. Except as stated above, all the terms and conditions of the Agreement, including all restrictions and covenants, shall remain in full force and effect and are incorporated herein by reference as though set forth at length.

         IN WITNESS WHEREOF, the parties have executed this Addendum to become effective on the Effective Date.

NCO FINANCIAL SYSTEMS, INC.


By:____________________________               ______________________________
                                              Joshua Gindin